UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report
(Date of earliest event reported)
May 24, 2018

              Regal Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6524
(Address of principal executive offices, including zip code)

  (608) 364-8800
(Registrant’s telephone number, including area code)

              Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2018, Terry R. Colvin notified Regal Beloit Corporation (the “Company”) of his intent to retire after more than twelve years as Vice President, Corporate Human Resources of the Company at a date in early 2019 yet to be determined. The Board of Directors of the Company expects to elect Timothy J. Oswald to succeed Mr. Colvin as the Company’s Vice President, Corporate Human Resources, effective as of the date of Mr. Colvin’s retirement. Between now and then, Mr. Colvin and Mr. Oswald will work together to effectively transition the leadership of global human resources for the Company.
Mr. Oswald, age 42, will bring over twenty years of human resources experience to the position. Mr. Oswald joined the Company in 2008 as Director of Talent. He advanced to hold positions in Compensation and Benefits from 2013 to 2016. Most recently and since July 18, 2016, Mr. Oswald has served as the Vice President of Human Resources for the Company’s PTS business. Prior to joining the Company, Mr. Oswald spent ten years at General Motors in a variety of roles. Mr. Oswald holds a bachelor’s degree in human resources from the University of Wisconsin and a MBA from the New York Institute of Technology.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION
Date: May 31, 2018	By: /s/ Thomas E. Valentyn Thomas E. Valentyn Vice President, General Counsel and Secretary